Exhibit 99.1

American Woodmark Announces Fiscal Fourth Quarter and Fiscal Year Results

Fiscal Fourth Quarter 2025 Financial Highlights:

•Net sales decreased 11.7% year-over-year to $400.4 million
•Net income decreased 4.6% year-over-year to $25.6 million; 6.4% of net sales
•GAAP EPS of $1.71; Adjusted EPS of $1.61
•Adjusted EBITDA decreased 13.9% year-over-year to $47.1 million; 11.8% of net sales
•Cash provided by operating activities of $44.8 million; free cash flow of $34.2 million
•Repurchased 417,298 shares for $27.6 million

Fiscal 2025 Financial Highlights:

•Net sales decreased 7.5% year-over-year to $1,709.6 million
•Net income decreased 14.4% year-over-year to $99.5 million; 5.8% of net sales
•GAAP EPS of $6.50; Adjusted EPS of $6.90
•Adjusted EBITDA decreased 17.5% year-over-year to $208.6 million; 12.2% of net sales
•Cash provided by operating activities of $108.4 million; free cash flow of $65.7 million
•Repurchased 1,169,710 shares for $96.7 million

WINCHESTER, Virginia (May 29, 2025) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its fourth fiscal quarter ended April 30, 2025 and its fiscal year ended April 30, 2025.

“Demand for our products in the new construction and remodel market were weaker than expected as uncertainty regarding tariff policies and declining consumer confidence slowed foot traffic with builders and retailers. However, our teams continued to execute well and delivered Adjusted EBITDA margins of 11.8% for the fourth fiscal quarter.” said Scott Culbreth, President and CEO. “Demand trends are expected to remain challenging and our outlook for fiscal year 2026 ranges from low-single digit declines to low-single digit increases in net sales for the full fiscal year. We expect to outperform market growth rates but have widened our outlook due to uncertainty related to tariffs with net sales declines expected throughout the first half of the fiscal year.”

Fourth Quarter Results

Net sales for the fourth quarter of fiscal 2025 decreased $52.9 million, or 11.7%, to $400.4 million compared with the same quarter of the prior fiscal year. Net income was $25.6 million ($1.71 per diluted share and 6.4% of net sales) compared with $26.8 million ($1.69 per diluted share) in the same quarter of the prior fiscal year. Net income for the fourth quarter of fiscal 2025 decreased $1.2 million. This was due to a decrease in net sales combined with increases in material and transportation costs. These increases were partially offset by operational efficiencies and reductions in our incentive compensation costs and controlled spending across all functions. Adjusted EPS per diluted share was $1.61 for the fourth quarter of fiscal 2025 compared with $1.781 in the same quarter of the prior fiscal year. Adjusted EBITDA for the fourth quarter of fiscal 2025 decreased $7.6 million, or 13.9%, to $47.1 million, or 11.8% of net sales, compared to $54.7 million, or 12.1% of net sales, for the same quarter of the prior fiscal year.

Fiscal Year Results

Net sales for the fiscal year ended April 30, 2025 decreased 7.5% to $1,709.6 million from the prior fiscal year. Net income for the current fiscal year was $99.5 million ($6.50 per diluted share and 5.8% of net sales) compared with net income of $116.2 million ($7.15 per diluted share) for the prior fiscal year. Net income for fiscal 2025 decreased due to lower net sales and fixed cost deleverage and rising input costs, partially offset by the roll-off of acquisition-related intangible asset amortization, which ended in the third quarter of the prior fiscal year, operational efficiencies, lower incentive compensation and controlled spending across all functions. Adjusted EPS per diluted share was $6.90 for the current fiscal year compared with $8.601 for the prior fiscal year. Adjusted EBITDA for the current fiscal year was $208.6 million, or 12.2% of net sales, compared to $252.8 million, or 13.7% of net sales, for the prior fiscal year.

1During the second quarter of fiscal 2025, the Company changed its definition of Adjusted EPS per diluted share to exclude the change in fair value of foreign exchange forward contracts to be consistent with its definition of Adjusted EBITDA. Prior period amounts have been adjusted to conform to current period presentation.

AMWD Announces Fourth Quarter Results

May 29, 2025

Balance Sheet & Cash Flow

As of April 30, 2025, the Company had $48.2 million in cash plus access to $314.2 million of additional availability under its revolving credit facility. Also, as of April 30, 2025, the Company had $197.5 million in term loan debt and $173.4 million drawn on its revolving credit facility.

Cash provided by operating activities for the current fiscal year was $108.4 million and free cash flow totaled $65.7 million. The Company repurchased 417,298 shares, or approximately 2.8% of shares outstanding, for $27.6 million during the fourth quarter of fiscal 2025, and 1,169,710 shares, or approximately 7.5% of shares outstanding, for $96.7 million during fiscal 2025. As of April 30, 2025, $117.8 million of funds remained available from the amounts authorized by the Board to repurchase the Company's common stock.

Fiscal 2026 Financial Outlook

For fiscal 2026 the Company expects:

•Low-single digit declines to low-single digit increases in net sales for fiscal 2026
•Adjusted EBITDA in the range of $175 million to $200 million

“In response to the decline in sales attributable to macroeconomic factors, the teams successfully achieved a solid fourth fiscal quarter performance through operational enhancements and prudent spending measures across all functions,” stated Paul Joachimczyk, Senior Vice President and Chief Financial Officer. “For fiscal year 2026, given the wider range expected on net sales and economic uncertainty, our targeted Adjusted EBITDA range is set at $175 million to $200 million.”

Our Adjusted EBITDA outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations. Other items may include restructuring costs, interest expense, stock-based compensation expense, and certain tax items. Our outlook includes the known impact related to tariffs as of the release date. It does not reflect any other potential tariff impacts on Company expenses or market demand. The Company believes the dynamic nature of the tariffs, particularly related to the uncertainty of implementation, potential timing, and duration, limits its ability to estimate this information. We do not undertake to update this outlook as circumstances evolve. Our management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported net income, which could be significant, are difficult to predict, and may be highly variable. As a result, the Company does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA outlook.

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 7,800 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMWD Announces Fourth Quarter Results

May 29, 2025

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2025	2024	2025	2024

Net sales	$400,395	$453,278	$1,709,585	$1,847,502
Cost of sales & distribution	332,186	369,179	1,403,035	1,469,695
Gross profit	68,209	84,099	306,550	377,807
Sales & marketing expense	20,626	23,613	86,238	92,603
General & administrative expense	15,093	22,262	75,464	124,008
Restructuring charges, net	2,956	—	4,609	(198)
Operating income	29,534	38,224	140,239	161,394
Interest expense, net	2,787	1,885	10,341	8,207
Other expense (income), net	(5,125)	1,742	3,360	1,219
Income tax expense	6,306	7,799	27,082	35,752
Net income	$25,566	$26,798	$99,456	$116,216

Earnings Per Share:
Weighted average shares outstanding - diluted	14,912,419	15,881,015	15,299,261	16,260,222

Net income per diluted share	$1.71	$1.69	$6.50	$7.15

AMWD Announces Fourth Quarter Results

May 29, 2025

Condensed Consolidated Balance Sheet
(Unaudited)
	April 30,
	2025	2024

Cash & cash equivalents	$48,195	$87,398
Customer receivables	111,171	117,559
Inventories	178,111	159,101
Income taxes receivable	2,567	14,548
Other current assets	24,409	24,104
Total current assets	364,453	402,710
Property, plant & equipment, net	244,989	272,461
Operating lease assets, net	128,907	126,383
Goodwill	767,612	767,612
Other assets	64,608	24,699
Total assets	$1,570,569	$1,593,865

Current portion - long-term debt	$7,659	$2,722
Short-term operating lease liabilities	33,598	27,409
Accounts payable & accrued expenses	141,685	165,595
Total current liabilities	182,942	195,726
Long-term debt	365,825	371,761
Deferred income taxes	—	5,002
Long-term operating lease liabilities	102,846	106,573
Other liabilities	2,958	4,427
Total liabilities	654,571	683,489
Stockholders' equity	915,998	910,376
Total liabilities & stockholders' equity	$1,570,569	$1,593,865

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Twelve Months Ended
	April 30,
	2025	2024

Net cash provided by operating activities	$108,447	$230,750
Net cash used by investing activities	(42,658)	(92,191)
Net cash used by financing activities	(104,992)	(92,893)
Net (decrease) increase in cash and cash equivalents	(39,203)	45,666
Cash and cash equivalents, beginning of period	87,398	41,732

Cash and cash equivalents, end of period	$48,195	$87,398

AMWD Announces Fourth Quarter Results

May 29, 2025

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. Additionally, Adjusted EBITDA is a key measurement used in our Term Loans to determine interest rates and financial covenant compliance.

We define EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, and (4) amortization of customer relationship intangibles. We define Adjusted EBITDA as EBITDA adjusted to exclude (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") (2) restructuring charges, net, (3) net gain/loss on debt modification, (4) stock-based compensation expense, (5) gain/loss on asset disposals, and (6) change in fair value of foreign exchange forward contracts. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition, (2) restructuring charges, net, (3) the amortization of customer relationship intangibles, (4) net gain/loss on debt modification, (5) change in fair value of foreign exchange forward contracts, and (6) the tax benefit of RSI acquisition expenses, restructuring charges, the net gain/loss on debt modification, the amortization of customer relationship intangibles, and the change in fair value of foreign exchange forward contracts. The amortization of intangible assets is driven by the RSI acquisition. Management has determined that excluding amortization of intangible assets and change in fair value of foreign exchange forward contracts from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability.

During the second quarter of fiscal 2025, the Company changed its definition of Adjusted EPS per diluted share to exclude the change in fair value of foreign exchange forward contracts to be consistent with its definition of Adjusted EBITDA.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

AMWD Announces Fourth Quarter Results

May 29, 2025

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
(in thousands)	2025	2024	2025	2024

Net income (GAAP)	$25,566	$26,798	$99,456	$116,216
Add back:
Income tax expense	6,306	7,799	27,082	35,752
Interest expense, net	2,787	1,885	10,341	8,207
Depreciation and amortization expense	14,314	12,596	55,165	48,337
Amortization of customer relationship intangibles	—	—	—	30,444
EBITDA (Non-GAAP)	$48,973	$49,078	$192,044	$238,956
Add back:
Acquisition related expenses (1)	—	—	—	47
Restructuring charges, net (2)	2,956	—	4,609	(198)
Net gain on debt modification	(374)	—	(10)	—
Change in fair value of foreign exchange forward contracts (3)	(4,731)	1,785	3,535	1,544
Stock-based compensation expense	43	3,496	7,989	10,682
Loss on asset disposal	234	319	463	1,742
Adjusted EBITDA (Non-GAAP)	$47,101	$54,678	$208,630	$252,773

Net Sales	$400,395	$453,278	$1,709,585	$1,847,502
Net income margin (GAAP)	6.4%	5.9%	5.8%	6.3%
Adjusted EBITDA margin (Non-GAAP)	11.8%	12.1%	12.2%	13.7%

(1) Acquisition related expenses are comprised of expenses related to the RSI acquisition.
(2) Restructuring charges, net are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023, the reduction in force implemented in the second quarter of fiscal 2025, and the closure of the manufacturing facility located in Orange, Virginia, which was announced in January 2025.
(3) In the normal course of business, the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other expense (income), net in the operating results.

AMWD Announces Fourth Quarter Results

May 29, 2025

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
(in thousands, except share data)	2025	2024	2025	2024

Net income (GAAP)	$25,566	$26,798	$99,456	$116,216
Add back:
Acquisition related expenses	—	—	—	47
Restructuring charges, net	2,956	—	4,609	(198)
Amortization of customer relationship intangibles	—	—	—	30,444
Change in fair value of foreign exchange forward contracts (1)	(4,731)	1,785	3,535	1,544
Net gain on debt modification	(374)	—	(10)	—
Tax benefit of add backs	571	(338)	(2,082)	(8,182)
Adjusted net income (Non-GAAP)	$23,988	$28,245	$105,508	$139,871

Weighted average diluted shares (GAAP)	14,912,419	15,881,015	15,299,261	16,260,222

EPS per diluted share (GAAP)	$1.71	$1.69	$6.50	$7.15
Adjusted EPS per diluted share (Non-GAAP)	$1.61	$1.78	$6.90	$8.60

(1) Change in fair value of foreign exchange forward contracts was excluded from Adjusted EPS per diluted share beginning in the second quarter of fiscal 2025 to be consistent with the Company's definition of Adjusted EBITDA. Prior period amounts have been adjusted to conform to current period presentation.

Free Cash Flow

	Twelve Months Ended
	April 30,
	2025	2024

Cash provided by operating activities	$108,447	$230,750
Less: Capital expenditures (1)	42,763	92,241
Free cash flow (Non-GAAP)	$65,684	$138,509

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces Fourth Quarter Results

May 29, 2025

Net Leverage

Twelve Months Ended
April 30,
(in thousands)	2025

Net income (GAAP)	$99,456
Add back:
Income tax expense	27,082
Interest expense, net	10,341
Depreciation and amortization expense	55,165
EBITDA (Non-GAAP)	$192,044
Add back:
Restructuring charges, net (1)	4,609
Net gain on debt modification	(10)
Change in fair value of foreign exchange forward contracts (2)	3,535
Stock-based compensation expense	7,989
Loss on asset disposal	463
Adjusted EBITDA (Non-GAAP)	$208,630

As of
April 30,
2025
Current maturities of long-term debt	$7,659
Long-term debt, less current maturities	365,825
Total debt	373,484
Less: cash and cash equivalents	(48,195)
Net debt	$325,289

Net leverage (3)	1.56

(1) Restructuring charges, net are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023, the reduction in force implemented in the second quarter of fiscal 2025, and the closure of the manufacturing facility located in Orange, Virginia, which was announced in January 2025.
(2) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.
(3) Net debt divided by Adjusted EBITDA for the twelve months ended April 30, 2025.

Contact:	Kevin Dunnigan VP & Treasurer 540-665-9100

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